EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-140234) and Form S-8 (File No. 333-147458 and File No. 333-145795) of Wireless Ronin Technologies, Inc. of our report dated March 13, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears on page F-2 of this annual report on Form 10-K for the year ended December 31, 2008.
/s/ VIRCHOW, KRAUSE & COMPANY, LLP
Minneapolis, Minnesota
March 13, 2009